Exhibit 10.1
EXTENSION TO OPTION AGREEMENT
THIS EXTENSION TO OPTION AGREEMENT (this “Extension”) dated as of October 27, 2008 is between Alseres Pharmaceuticals, Inc., a Delaware corporation with offices at 239 South Street, Hopkinton, MA 01748 (“Alseres”) and BioAxone Therapeutic Inc.(“BA”), a Canadian corporation with offices at 1100 Boulevard Rene-Levesque Ouest, 25th floor, Montreal,QC, Canada, H3B 5C9.
Whereas Alseres and BA entered into an Option Agreement dated as of April 30, 2008 pursuant to which the parties agreed to amend the License Agreement between them dated as of December 28, 2006 upon the payment to BA by Alseres of the Option Fee (as defined in the Option Agreement) on or before the expiration of the Option Period (as defined in the Option Agreement);
Whereas the parties desire to extend the Option Period through November 27, 2008 with all other terms of the Option Agreement remaining the same;
Now Therefore, in exchange for consideration the adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, do agree to extend the Option Period to expire on November 27, 2008 and agree that all other terms of the Option Agreement will remain in full force and effect as written therein.
The undersigned duly authorized parties have set forth their signatures as of the date first indicated above.

BIOAXONE THERAPEUTIC INC.
By	/s/ Andre Vaillant
	Name	Andre Vaillant
	Title	Chief Financial Officer

ALSERES PHARMACEUTICALS, INC.
By	/s/ Kenneth L. Rice
	Name	Kenneth L. Rice
	Title	Executive Vice President and Chief Financial Officer